UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
June 16, 2020
(Date of earliest event reported)

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.25 par value per share	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On June 16, 2020, South Jersey Industries, Inc. (the “Company”) announced the sale of shares of its common stock for aggregate gross proceeds of approximately $200 million before commissions and offering expenses under its previously announced "at-the-market" equity offering program. The sales were completed pursuant to the ATM Equity Offering Sales Agreement between the company and BofA Securities and Wells Fargo Securities, LLC, which the company previously filed with the Securities and Exchange Commission (the "SEC") on April 6, 2020. The sales exhausted the shares that were available for sale under the Sales Agreement.  The proceeds satisfy SJI’s planned equity capital raising for fiscal year 2020.

A shelf registration statement on Form S-3 relating to the common stock offered in the public offering described above was filed with the SEC on September 9, 2019 and declared effective by the SEC. The offering was made only by means of a written prospectus and prospectus supplements that form a part of the registration statement.

The press release is attached hereto as Exhibit 99. SJI does not intend for this Item 7.01 or 9.01, Exhibit 99, to be treated as “filed” under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

Exhibit Index

99	Press release dated June 16, 2020 issued by South Jersey Industries, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated:	June 16, 2020	By:	/s/ Cielo Hernandez
Name: Cielo Hernandez
Title: Senior Vice President & Chief Financial Officer